UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 17, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2013, Rainmaker Systems, Inc. (the “Company”) announced that Mallorie Burak, 42, has been appointed as the Company's Chief Financial Officer, effective January 24, 2013.  Ms. Burak most recently served as Chief Financial Officer of Foodlink Holdings, Inc. from August 2012 to January 2013. Prior to Foodlink, Ms. Burak held the roles of Vice President of Finance and Corporate Secretary, as well as Acting CFO, of Southwall Technologies Inc. from September 2007 to July 2012. Ms. Burak holds an MBA and B.S. in Business Administration from San Jose State University.
Pursuant to her employment agreement, Ms. Burak will receive, during the term of her employment, an annual base salary of $235,000 and will be eligible to earn a discretionary bonus in 2013 of up to 35% of her base salary.  The bonus formula and annual target bonus amount will be established annually by the Company's Board of Directors (the “Board”).  Subject to the approval of the Compensation Committee of the Board, in February 2013 Ms. Burak will receive a grant of 375,000 restricted shares of common stock which are scheduled to vest quarterly over a four year term.  Ms. Burak will also be entitled to participate in such life insurance, disability, medical, dental, stock plans, retirement plans and other programs as may be made generally available from time to time by the Company for the benefit of similarly situated employees or its employees generally.  The Company intends to file a copy of Ms. Burak's employment agreement with its Annual Report on Form 10-K for the year ended December 31, 2012.
Ms. Burak will succeed Timothy Burns, the Company's Chief Financial Officer, who will be stepping down from that position upon the effectiveness of Ms. Burak's appointment.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

January 17, 2013	/s/ Donald Massaro
Date	(Signature)
By: Donald J. Massaro
Title: President and Chief Executive Officer